Exhibit 99.1

PRELIMINARY Proxy Card

concord Acquisition Corp iii

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
February 27, 2024

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated February , 2024, in connection with the Special Meeting of Stockholders (the “Special Meeting”) to be held at 11:00 a.m. Eastern Time on February 27, 2024 as an in-person meeting, and hereby appoints Jeff Tuder and Michele Cito, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution, to vote all shares of the common stock of Concord Acquisition Corp III (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS ON WHICH THE UNDERSIGNED STOCKHOLDER IS ENTITLED TO VOTE AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on February 27, 2024: This notice of special meeting and the accompanying proxy statement are available at .

	FOR	AGAINST	ABSTAIN

Proposal 1 — The Business Combination Proposal

To consider and vote on a proposal to approve and adopt the Business Combination Agreement, dated as of November 2, 2023 (as it may be amended and/or restated from time to time, the “Business Combination Agreement”), by and among Concord Acquisition Corp III (“Concord III”), GCT Semiconductor, Inc. (“GCT”) and Gibraltar Merger Sub Inc. (“Merger Sub”), and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into GCT, with GCT surviving the merger and becoming a wholly-owned direct subsidiary of Concord III (collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”).

	☐	☐	☐
	FOR	AGAINST	ABSTAIN

Proposal 2 — The Charter Amendment Proposal

To consider and vote on a proposal to adopt the proposed second amended and restated certificate of incorporation of Concord III (the “Proposed Certificate of Incorporation”) attached as Annex B to the proxy statement/prospectus.

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Proposal No. 3A through 3E — The Governance Proposals

To consider and vote on, on a non-binding advisory basis, five separate governance proposals relating to the following material differences between Concord III’s current amended and restated certificate of incorporation and the proposed second amended and restated certificate of incorporation:

Proposal No. 3A	FOR	AGAINST	ABSTAIN

Change the name of Concord III to “GCT Semiconductor Holding, Inc.” from the current name of “Concord Acquisition Corp III” and remove certain provisions related to Concord III’s status as a special purpose acquisition company that will no longer be relevant following the closing of the Business Combination (the “Closing”).

	☐	☐	☐

Proposal No. 3B	FOR	AGAINST	ABSTAIN

Increase the number of shares of (i) common stock Concord III is authorized to issue from 220,000,000 shares to [•] shares and (ii) preferred stock Concord III is authorized to issue from 20,000,000 shares to [•] shares.

	☐	☐	☐
Proposal No. 3C	FOR	AGAINST	ABSTAIN
Require the vote of at least two-thirds of the voting power of the outstanding shares of capital stock, rather than a simple majority, to remove a director from office.	☐	☐	☐
Proposal No. 3D	FOR	AGAINST	ABSTAIN

Require that special meetings of stockholders may only be called by or at the direction of the board of directors pursuant to a resolution adopted by a majority of the total number of directors, subject to any special rights of the holders of preferred stock.

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Proposal No. 3E	FOR	AGAINST	ABSTAIN

Modify the forum selection provision to designate the U.S. federal district courts as the exclusive forum for claims arising under the Securities Act rather than providing for concurrent jurisdiction in the Court of Chancery and the federal district court for the District of Delaware for claims arising under the Securities Act.

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Proposal 4 — The Election of Directors Proposal	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)

To consider and vote on a proposal to elect, effective at Closing, seven directors to serve staggered terms on our board of directors until the 2025, 2026 and 2027 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified.

Nominees:

01 John Schlaefer

02 Dr. Kyeongho Lee

03 Robert Barker

04 Kukjin Chun

05 Hyunsoo Shin

06 Jeff Tuder

To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominees on the line below.

	☐	☐	☐

Proposal 5 — The Incentive Award Plan Proposal	FOR	AGAINST	ABSTAIN
To consider and vote on a proposal to approve and adopt the incentive award plan established to be effective after the Closing of the Business Combination.	☐	☐	☐
Proposal 6 — The Employee Stock Purchase Plan Proposal	FOR	AGAINST	ABSTAIN
To consider and vote on a proposal to approve and adopt the 2024 Employee Stock Purchase Plan established to be effective after the Closing.	☐	☐	☐

Proposal 7 — The NYSE Proposal	FOR	AGAINST	ABSTAIN

To consider and vote on a proposal to issue New GCT Common Stock to (i) the holders of GCT Common Stock (the “GCT Stockholders”) in the Merger pursuant to the Business Combination Agreement, (ii) the PIPE Investors pursuant to the PIPE Subscription Agreements and (iii) the CVT Investors pursuant to the Note Financing.

	☐	☐	☐
Proposal 8 — The Adjournment Proposal	FOR	AGAINST	ABSTAIN

To consider and vote on a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.

	☐	☐	☐

Dated:_________________________________________ 2024

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.